Consent of Independent Auditors

We consent to the use of our report dated April 25, 1997 on the Statement of Changes in Net Assets and Financial Highlights for the period ended March 31, 1997 of American Century Capital Portfolios, Inc. in the Post-Effective
Amendment No. 11 to the Registration Statement (Form N-1A) and related Prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-64872).

                                                               Ernst & Young LLP

Kansas City, Missouri
June 25, 1998